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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' REPORT ON
                    FINANCIAL STATEMENT SCHEDULES AND CONSENT

The Board of Directors
Lamar Media Corp.:

The audits referred to in (a) our report dated February 5, 2003, except as to
Note 8 which is as of March 7, 2003, and (b) our report dated February 5, 2003, except as to Note 5 which is as of March 7, 2003, included the related financial statement schedules of Lamar Advertising Company and subsidiaries and Lamar Media Corp. and subsidiaries, for each of the years in the three-year period ended December 31, 2002. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement schedules based on our audits. In our opinion, such financial statement schedules of Lamar Advertising Company and subsidiaries and Lamar Media Corp. and subsidiaries, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to the use of (a) our report dated February 5, 2003, except as to
Note 8 which is as of March 7, 2003, and (b) our report dated February 5, 2003, except as to Note 5 which is as of March 7, 2003, in the registration statement of Lamar Media Corp. on Form S-4 (No. 333-102634) with respect to (i) the consolidated balance sheets of Lamar Advertising Company and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2002, and (ii) the consolidated balance sheets of Lamar Media Corp. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholder's equity, and cash flows for each of the years in the three-year period ended December 31, 2002, which reports are included in the registration statement on Form S-4.

Our reports refer to the adoption of the provisions of Statement of Financial Accounting Standards (SFAS) No. 141, "Business Combinations", and certain provisions of SFAS No. 142, "Goodwill and Other Intangible Assets", as required for goodwill and intangible assets resulting from business combinations consummated after June 30, 2001 and the full adoption of the provisions of SFAS No. 142 on January 1, 2002.

We also consent to the reference to our firm under the heading "Experts" in the registration statement on Form S-4.

/s/ KPMG LLP

New Orleans, Louisiana
March 24, 2003